UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2017
Date of Report (Date of earliest event reported)

AEVI GENOMIC MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Suite 715

Wayne, Pennsylvania 19087

(Address of principal executive offices, zip code)

(610) 254-4201
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth

company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On December 4, 2017, Aevi Genomic Medicine, Inc. (the “Company”) entered into an indemnification agreement with each of its directors and executive officers, including the newly-appointed director Matthew D. Bayley, as discussed further below (each, an “Indemnitee”). The form of indemnification agreement (the “Indemnification Agreement”) was approved by the board of directors (the “Board”) of the Company.

The Indemnification Agreement supplements indemnification provisions already contained in the Company’s certificate of incorporation and by-laws and provides that the Company will indemnify the Indemnitee to the fullest extent permitted by law, subject to certain exceptions, against expenses, judgments, fines and other amounts incurred in connection with the Indemnitee’s service as a director of the Company. The Indemnification Agreement also provides for rights to advancement of expenses and contribution. The obligations of the Company under each Indemnification Agreement continue after each Indemnitee has ceased to serve as a director or executive officer of the Company.

The foregoing description of the Indemnification Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)      On December 4, 2017, the Board expanded its size to eight members and appointed Matthew D. Bayley to serve on the Board, filling the vacant seat created by the Board expansion. At the time of his appointment, Mr. Bayley was not named to serve on any committee of the Board.

In connection with his appointment to the Board, the Company granted to Mr. Bayley stock options to purchase 40,000 shares of the Company’s common stock at a per share exercise price that will equal the closing price of the Common Stock on December 4, 2017. The options will vest in three equal installments on each of the first, second, and third anniversaries of the effective date of Mr. Bayley’s appointment, subject to his continued service through each vesting date. The options have a 10-year term.

Mr. Bayley was appointed to the Board pursuant to the terms of the previously announced securities purchase agreement (the “SPA”), dated as of August 9, 2017, by and among the Children’s Hospital of Philadelphia Foundation ( “CHOP Foundation”) as the lead purchaser and certain other institutional and accredited investors. Pursuant to the terms of the SPA, the CHOP Foundation has the right to nominate one director to the Board so long as the CHOP Foundation beneficially owns at least 10% of the Company’s outstanding common stock. Mr. Bayley currently serves as the Senior Vice President and Chief Strategy Officer at the CHOP Foundation.

The Company announced Mr. Bayley’s appointment to the Board by issuing a press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(e)      The information included in Item 1.01 of this Current Report on Form 8-K relating to the Company’s form of Indemnification Agreement is incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2017	AEVI GENOMIC MEDICINE, INC.

	By:	/s/ Michael F. Cola
Michael F. Cola
President and Chief Executive Officer
(principal executive officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Indemnification Agreement.
99.1	Press Release dated December 4, 2017.